BA Holdings, Inc., U.S.
Biggleswick Limited, England and Wales
GTM Technologies LLC, U.S.
Lumina Trustee Limited, England and Wales
Luxfer Australia PTY Limited, Australia
Luxfer Canada Limited, Canada
Luxfer Gas Cylinders (Shanghai) Co., Limited, People’s Republic of China
Luxfer Gas Cylinders China Holdings Limited, England and Wales
Luxfer Gas Cylinders Limited, England and Wales
Luxfer Gas Cylinders S.A.S., France
Luxfer Germany GmBH, Germany
Luxfer Group 2000 Limited, England and Wales
Luxfer Group Limited, England and Wales
Luxfer Group Services Limited, England and Wales
Luxfer Group UK Pension Trustee Limited, England and Wales
Luxfer Magtech International Limited, England and Wales
Luxfer Magtech, Inc., U.S.
Luxfer Overseas Holdings Limited, England and Wales
Luxfer, Inc. U.S.
Magnesium Elektron Limited, England and Wales
Magnesium Elektron North America, Inc. U.S.
MEL Chemicals, Inc., U.S.
Niagra Metallurgical Products Limited, Canada
Reade Manufacturing, Inc., U.S.
Structural Composites Industries LLC, U.S.